UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: March 26, 2001

RCA TRADING CO.

(Exact name of registrant as specified in its charter)

Commission File No: 0-15893

Florida	13-4025362
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

515 Madison Avenue, 21st Fl. New York, NY	10022
Address of Principal Executive Office	Zip Code

(212) 644-5440

(Registrant's telephone number)

551 5th Avenue, Suite 1120, New York, NY 10176

(Former address)

Item 1. Changes in Control of Registrant.

(a)

Change in Voting Control.

On March 26, 2001, there was a change in control of RCA Trading Co, a Colorado corporation (the "Company," "we," or "us"). The transaction which caused the change of control was the closing under an Agreement for Share Exchange (the "Exchange Agreement") dated October 16, 2000, between the Company and American Waste Recovery, Inc., a Nevada Corporation ("AWR"). Under the terms of the Exchange Agreement, we acquired 100% of the issued and outstanding common stock of AWR (consisting of a total of 6,622,250 shares of AWR common stock) in exchange for the issuance of 6,622,250 shares of our common stock . A copy of the Exchange Agreement is filed as an exhibit to this Current Report on Form 8-K, and is incorporated in its entirety herein. The foregoing description is modified by such references.

At the time of execution of the Exchange Agreement, the Company had a total of 6,283,250 shares of common stock issued and outstanding. However, as a condition precedent to closing under the Exchange Agreement, the Company was required to reduce the total number of issued and outstanding common shares from 6,283,250 to 1,683,250. In order to accomplish this reduction, the Company's three largest shareholders, Thomas Phillips, III, Christian Rama and Jason Rama, each agreed to surrender a portion of his shares for cancellation. This resulted in the cancellation of a total of 4,600,000 shares, and reduced the number of issued and outstanding shares of common stock immediately prior to closing under the Exchange Agreement, from 6,283,250 to 1,683,250 shares.

The combination of the cancellation of 4,600,000 shares and the issuance of 6,622,250 new shares resulted in a change in control of the Company. Following completion of those transactions, the Company now has a total of 8,305,500 shares issued and outstanding. The 6,622,250 shares issued to the former shareholders of AWR now represent approximately 79.73% of the Company's issued and outstanding stock, and the 1,683,250 shares retained by the previous shareholders of the Company now represent approximately 20.27% of the Company's issued and outstanding stock. Thus, the former shareholders of AWR now own a controlling interest in the Company.

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock, as of March 26, 2001 (immediately following closing under the Exchange Agreement), by (a) each beneficial owner of more than five percent of our common stock, (b) each of our directors, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

Name and Address	Number of Shares Owned Beneficially	Percent of Class
Brian Hauff (1) (2) 1092 West 47th Avenue Vancouver, BC, Canada V6M 2L4	650,000 (2)	7.83%
Peter J. Barnett (1) (3) 1092 West 47th Avenue Vancouver, BC, Canada V6M 2L4	214,000 (3)	2.58%
Dr. Henri Dinel (1) (4) 1092 West 47th Avenue Vancouver, BC, Canada V6M 2L4	150,000	1.81%
Peter Drummond (1) 1092 West 47th Avenue Vancouver, BC, Canada V6M 2L4	0	**
Epsom Investment Services 16 Pietermaai Curacao, Nederlands, Antilles	3,800,000	45.75%
All directors and executive officers as a group (4 in number)	1,014,000	12.21%

(1) The person listed is an officer, a director, or both, of the Company.

(2) Includes 500,000 performance shares which are currently held in escrow pursuant to an agreement dated January 27, 2000. Such shares shall be released from escrow based upon the Company's cumulative cash flow. For each $0.25 of cash flow, one share will be released. Any performance shares not released from escrow on or before January 27, 2010, shall be cancelled.

(3) Includes 64,000 shares owned by family members, of which Mr. Barnett may be deemed to be the beneficial owner.

(4) Includes 150,000 shares registered in the name of DRD Consultant, of which Mr. Dinel may be deemed to be the beneficial owner. DRD Consultant is owned by Denise Regimbald Dinel, the spouse of Dr. Henri Dinel.

We believe that all persons have full voting and investment power with respect to the shares. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as warrants or options to purchase shares of our common stock.

Change in Officers and Directors

In addition to the change in voting control of the Company, there was also a change in the identity of the Company's officers and directors as a result of closing under the Exchange Agreement. The previous officers and directors of the Company resigned and the persons who had been the officers and directors of American Waste Recovery, Inc., were appointed as their successors. Thus, the following persons have been elected officers and directors of the Company:

Name	Age	Positions Held and Tenure
Brian Hauff	52	President, CEO and a Director
Peter J. Barnett	61	Chairman of Board of Directors
Dr. Henri Dinel	51	Director
Peter Drummond	47	Director

Biographical Information:

Brian Hauff

Brian Hauff is the President, Chief Executive Officer and a director of the Company. Mr. Hauff is the founder of the Company and has worked for the Company since its inception. He has also been an investor/developer for the past 20 years. Mr. Hauff has a combined Economics and Commerce degree (Hons.) from Simon Fraser University and a law degree from the University of British Columbia. He is a resident of Vancouver, B.C. Canada.

Peter J. Barnett

Peter Barnett is the Chairman and a director of the Company. He is a co-founder of a number of restaurant companies including Pizza Patio, Elephant and Castle, and most recently the Canadian division of the Rainforest Café. Mr. Barnett is well known for his involvement in community and charitable services. Mr. Barnett was honored by Canada with the 125th Centennial Medal of Honor for contributions to the development of Canadian society. He was recently honored by his appointment to the presidency of Variety Club International, a worldwide charity that supports children in need. Mr. Barnett is a resident of Vancouver, B.C. Canada.

Dr. Henri Dinel

Dr. Henri Dinel is a director of the Company. He has been a research scientist with the Research Branch of Agriculture and Agri-Food Canada since 1974 and since 1990 he has been leading a study on the impact of bio-solids on soil agro-ecological functions and the development of value-added products from residual and naturally occurring organic matters. Dr. Dinel obtained a B.Sc. in 1981 from the University of Ottawa in plant biology and biochemistry; an Masters in Science in 1985 from the University of Montreal in Palynology, Paleoecology and Pedology; and a Ph.D. in 1989 from McGill University in soil sciences. He is a resident of Chelsea, Quebec.

Peter Drummond

Peter Drummond has an extensive background in the waste management industry. He is Chairman of Watercare Services Limited and Envirowaste Services Ltd., both billion dollar corporations. He either acts as a Director or Chairman for 11 companies, many of which specialize in the management of waste. His invaluable knowledge of the industry will give American Waste Recovery, Inc. a strong international presence. Peter Drummond resides with his family in New Zealand. Mr. Drummond is well known for his charitable work.

(b) We have no knowledge of any arrangements the operation of which may at a subsequent date result in a subsequent change in control of the Company.

ITEM 2. Acquisition or Disposition of Assets.

(a) Pursuant to the terms of the Exchange Agreement, we acquired all 6,622,250 of the issued and outstanding shares of common stock of AWR. The transaction contemplated by the Exchange Agreement was negotiated between the directors of AWR on behalf of the shareholders of that company, and our directors. In evaluating AWR as a candidate for the proposed acquisition, our directors considered various factors such as the strength and diversity of AWR's existing management, the anticipated potential for growth of the business of AWR, and the perception of how the proposed business of AWR will be viewed by the investment community and the Company's shareholders. In evaluating us, it is believed that the directors of AWR placed a primary emphasis on our status as a company without material liabilities, whose common stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and may be eligible to be approved for trading on the OTC Bulletin Board.

(b) We expect to continue, and expand, the existing business operations of AWR as our wholly owned subsidiary. A description of the business of AWR, its property, management, and certain important risk factors are set forth below.

Forward Looking Statements

All statements contained in the following description of the business of AWR which are not statements of historical fact are what is known as "forward looking statements", which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans", "intends", "will", "hopes", "seeks", "anticipates", "expects", "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of AWR management with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause AWR to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described below under "Risks Associated With The Business of AWR" and throughout this description of the business of AWR.

Background

Description of the Technology

A worldwide problem facing society is that of effectively dealing with organic wastes, such as sewage sludge, animal manures and food wastes from homes, restaurants and commercial food producers. In particular, the solid, liquid and gaseous materials remaining from activities such as the production, processing and consumption of foods, are significant sources of organic waste material. Increases in animal production, especially hogs and poultry, together with the application of liquid manures and dewatered biosolids onto land, have created serious air, soil and water pollution problems. These matters have resulted in an urgent need for solutions to reduce and deal with these environmental pollutants. As a result of societal pressures, governments are now enacting strict laws and regulations to reduce pollution and to require producers to effectively deal with organic wastes.

American Waste Recovery's G.O. Systems technology consists of two independent technical processes that can be operated independently or in conjunction with one another to produce fully sanitized and bio-chemically stabilized end products from sewage sludge, animal manures and other organic residues that can be sold into the market as agronomic and chemical commodities. These two processes are:

1) BIO-REACTOR COMPOSTING ("BRC") SYSTEM

The BRC SYSTEM formulates organic waste based on various composition content and transforms it by a fully optimized process into self-sufficient nutrient growth substrates and high-grade organically-based fertilizers using a proprietary procedure.

The initial phase of a BRC composting plant will be capable of processing some 50 tons per day of organic waste material and can be increased modularly to meet tonnage requirements. It will consist of the following components:

1. A receiving area.

2. An initial processing module consisting of four concrete troughs.

3. Organic waste processors.

4. A bio-filter tunnel for controlling emissions.

5. A silo for storing bulking agents.

6. A silo for storing micro-nutrients.

7. An agitating/turner machine.

8. A post processing facility.

2) BIO-CHEMICAL INTEGRATED RECYCLING ("BCIR") SYSTEM (currently in its final stage of research and development).

The BCIR SYSTEM recovers chemicals and other commodities in an environmentally friendly manner which can be profitably sold to the polymer, surfactant, lubricant, de-icer and adhesive industries, and as agri-chemicals.

Competing Technologies

There are a number of companies, which state that they have technologies for dealing with and processing organic wastes. These companies include Thermo Tech Technologies, Bedminster, and International Bio-Recovery Corp. Given the enormous volume of organic waste generated each year, the Company has determined that no competitor has the capacity to deal with all these wastes and that even with the presence of these and other competitors, there will be enough demand for the Company's services in the foreseeable future. The Company has further determined that if the end product of converted organic waste is not in a bio-stabilized form, it will ultimately prove harmful to the environment. The primary in-feed for competitors' plants is from municipal solid waste, while the Company's in-feed is intended to be primarily sewage sludge and animal manures. To the Company's knowledge, none of its competitors makes the claim they can fully bio-stabilize their end product and no other company is composting sewage sludge and animal manures to a fully bio-stabilized commercial organic end product. In addition, the Company knows of no competing technologies that are able to extract viable chemical commodities from organic wastes.

In January, 2000 the Company entered into a letter of intent with International Bio-Recovery Corp. ("IBR") which set out the terms and conditions that were to be incorporated in a formal agreement between the Company and IBR, located in North Vancouver, B.C. Canada. The Company was to assist IBR in locating sites in North America for its plants and was to have the first right of refusal to purchase or to be an equity partner in IBR plants in North America or in other plants worldwide. The formal agreement was never executed and the Company, after completing its due diligence, has no further interest in working with IBR.

TECHNOLOGY AGREEMENTS

1) The Company has signed an agreement with DRD Consultant (the "DRD Agreement") which includes the following terms:

a. DRD Consultant shall receive 150,000 common shares at a deemed value of $CDN 2.00 per share for the transfer of its intellectual property to the Company representing the Bio-Reactor Composting System technology (BRC System).

b. Dr. Henri Dinel shall assume a position on the Company's board of directors.

c. DRD Consultant shall receive 150,000 common stock options at $US 0.50 per share.

d. Dr. Henri Dinel shall be responsible for directing research and development and as such will direct all proposals relating to research and development on behalf of the Company. Any new technologies and/or intellectual property arising from such proposals shall become the property or exclusive rights of the Company.

2) The Company has also executed an interim agreement to execute a formal collaborative technology agreement with Agriculture and Agri-Food Canada for developing a chemical process to recover commodity chemicals and agri-products from bio-solid sources called the BCIR System.

3) The Company paid $124,000.00 CAD as part of its Letter Agreement dated March 26th, 2001 with BIOMAX Inc. The agreement calls for BIOMAX to vend in their "Robo Technology" into a NEWCO that will have the combined technologies of the two companies. AWR will have the exclusive rights to this equipment. A further $100,900 CDN is required at later date to complete the 20% equity position in NEWCO. This agreement also calls for an option to purchase an additional 30% of NEWCO for $1.5 million CAD within 3 years of the completion of the first turn key facility, increasing AWR's equity position to 50% of NEWCO.

4) The Company has also entered into an agreement with The Coach House Group (UK) Ltd. to act as the introductory agent for Europe, and other world locations where previous commitments have not been made.

THE BUSINESS OF THE COMPANY

Description of Business

The Company intends to initially use its Bio-Reactor Composting (BRC) System technology to treat organic wastes that are relatively contaminant free, such as sewage sludge, poultry, cattle and hog manure, and process it into growth substrates and high-grade organically-based fertilizers. The Company is presently identifying North American and other world locations of concentrated organic waste and intends to build its plants in those areas.

The Company has identified several areas of high organic concentration located throughout North America, Europe and the Middle East. For example:

4. In Lancaster County, PA, USA, manure from dairy cows is destroying the Chesapeake Bay

5. California, which produces one fifth of the American total supply of milk, the manure from dairy farms has poisoned vast expanses of under ground water rivers and streams. In addition, in the Central Valley of California, cows produce as much excrement as a city of 21 million people

6. 'Feed-lot alley', located north of Lethbridge, Alberta, Canada, is an industrial patch of prairie that supports 370 factory farms and 1 million animals that collectively produce 2.6 million tons of manure annually, producing a particulate matter, fine dust, that can cause respiratory problems and even death.

7. In Walkerton, Ontario, Canada, recent deaths have made Canadians painfully aware of the massive amounts of animal excrement generated and spread on land by intensive hog and cattle farming. Furthermore, increasing amounts of human excrement originally flushed down Ontario's toilets are being mixed with chemical and industrial waste and then being spread on agricultural land; this has produced a deadly stew of viruses, bacterium, parasites and heavy metals.

8. In Oklahoma and South Carolina there are high concentrations of hog and chicken factory farms.

9. Affotsford, BC land acquisition of 73 acres which will accommodate up to 4 plants. Land has also been identified in Quebec for 3 plants.

The Company's BRC composting process will require the addition of dry organic material (such as grass and yard trimmings, wood chips, and sawdust) when treating high moisture content organic wastes to ensure that these wastes are properly aerated during treatment. It is estimated that for every 100 tons of organic waste, the BRC process will produce about 50 to 55 tons of organic compost, that is fully bio-stabilized, and is virus, bacteria and pathogen free.

The Service

The Company intends to offer an organic manure waste removal service (the "Service") in areas of concentrated animal production. Farmers that raise hogs, cattle and poultry, as well as animal feedlots, will be able to dispose of their manure by delivering it to an AWR plant upon payment of a tipping fee. In addition, municipalities that have a low concentration of heavy industries will be able to deliver their sewage sludge to an AWR's plant for composting.

The Market for the Service

In North America, an increasing number of municipalities are imposing regulations to compel producers of organic waste to deal with these substances in an environmentally responsible manner. The fact that new companies such as AWR will be able to treat organic waste in an environmentally-friendly manner may eventually provide the incentive for local governments to close landfill sites to organic waste altogether. The Company expects these trends to continue which should result in an increasing demand for the Company's Service. Tipping fees are available in certain situations, however AWR has not included those fees in their financial projections as it varies from one region to another.

Marketing the Service

The Company intends to identify non-industrial municipalities and factory farm animal producers in identified areas that must dispose of sewage sludge and animal waste respectively and introduce them to the Company's services.

The Products

AWR's BRC System 'formula' is designed to process organic residues under specific optimally controlled conditions to manufacture a high-quality compost. This compost is designed to restore and maintain soil organic matter quality and quantity, improve soil aggregation and porosity, increase water infiltration and retention and reduce erosion. The finished compost can be sold as is, or can be further processed into two categories of products (the "Products"):

(1) Organically-based Fertilizers designed to supply nitrogen (N), Phosphorus (P), and Potassium (K) for the full growth cycle of plants on a bio-modulated release basis; and

(2) Growth Substrates used for house plants and greenhouse production. The composition of AWR's growth substrates are designed to maintain and enhance gas and carbon exchange, supply nutrients, improve root development, and increase water retention.

Upon the completion of the final phase of Research & Development for the BCIR System, AWR expectes to have an environmentally-friendly process that will be able to recover chemicals and other commodities from organic wastes that can be sold profitably to a wide variety of industries.

A study conducted by Agriculture and Agri-Food Canada compared organic fertilizers similar to the Company's intended organic fertilizer product with commercial chemical fertilizers for three major types of crops. The study found that the performance of the organic fertilizer met or exceeded that of the chemical fertilizers.

Market studies show an increasing demand for organic products. The Company believes it can fill the growing demand of this niche market by providing a fully bio-stabilized growing media and at the same time solving a major environmental problem (i.e., the current practice of spreading non-bio-stabilized sewage sludge and animal manure on agricultural land).

Market for the Product

The market for fertilizer in North America is mainly supplied with chemical fertilizers. Demand for fertilizers in North America is estimated at over 50 million tons per year (primarily for chemical fertilizers). While the total market for organic fertilizers is relatively small, this niche market is growing in excess of 20% per year. Increasing consumer demand for organic food products means that the demand for organic fertilizers is expected to continue to increase. In North America, an estimated one million acres are under organic cultivation while in Europe the area is an estimated five million acres, which is projected to grow to 20 million acres over the next five years.

The Company's primary market niche will be bulk sales to commercial producers, to manufacturers and distributors who supply the home garden market. An aging baby boomer segment of the population is expected to lead to further increases in the home garden market. Accordingly, the Company intends to supply its products to manufacturers who will meet the needs of consumers who are interested in organic and enhanced fertilizer products. Distribution will likely be through garden centers, major grocery chains that have a garden department, and hardware chains that sell gardening supplies. The consumer product will likely be marketed through established firms that have high levels of market acceptance for their brand of fertilizers.

The Company also intends to supply its products to municipalities, golf courses and parks who want organic and enhanced fertilizers.

Competition for the Product

The major manufacturers of fertilizer that are actively marketing to the retail sector are Bayer-Pursell which manufactures Vigoro, a slow release chemical fertilizer, the Scotts Company which manufactures Miracle Gro and the Shultz Company. The Company is not aware of any large national companies that are focused solely on providing organic fertilizer products.

Product Pricing and Marketing

The Company has set an initial wholesale bulk price for the Product at about $165 per ton wholesale. With respect to marketing the Product, the Company's intention is to seek out one or more distributors of fertilizer products with a view to negotiating long term buy-out agreements to buy the entire output of each plant. This will enable the Company to focus all of its efforts on building and managing the operations of its plants.

The following are some of the key selling points that the Company will use when promoting its Product to distributors:

The Company's Product restores and maintains soil organic matter quality and quantity, improves soil aggregation and porosity, and improves root and plant growth.

The Company's Product is more environmentally friendly than conventional chemical fertilizers.

As part of its agreement with Agriculture and Agri-Food Canada, the Company will continue to fund the development of its intellectual property rights and licensed technology. The Company will own any new technologies and/or intellectual property arising out of research and development proposals advanced by AWR's technical advisory board in conjunction with Dr. Dinel.

By way of the Company's investment in BIOMAX, AWR has accessed leading edge technology. This agreement allows for BIOMAX to focus its expertise on the improvement and development of the technology.

ENVIRONMENTAL CONSIDERATIONS

Manures and sewage sludges constitute serious environmental hazards. Farm wastes and sewage sludge can leach into soils and ground waters causing contamination of soils and underground aquifers. The Company's BRC System can contribute to remediating environmental pollution problems from these sources. The Company's BCIR System is designed to extract marketable chemical commodities from sewage sludge without harming the environment. Presently more than 65 different commodity chemicals can be extracted using theBCIR system.

Setting up plants will likely require environmental permits from the applicable government authorities having jurisdiction over the proposed plant locations. Given the fact that the Company's processes will turn organic wastes (which, if untreated, can cause serious environmental hazards) into safe organic fertilizers and will extract commodity chemicals without harm to the environment, the Company is confident the environmental permitting process will be facilitated wherever possible.

RISK FACTORS

Investment in the securities of the Company must be considered as highly speculative and should only be undertaken by those investors who have sufficient financial resources to enable them to assume such risks and who have no need for immediate liquidity in their investment. The Shares should not be purchased by persons who cannot afford the possibility of the loss of their entire investment, and an investment in the Shares should not constitute a major portion of an individual's portfolio. In addition to the usual risks associated with an investment in a business, a prospective investor should carefully consider the following factors.

Limited Capital - Need for Additional Financing. The Company has very limited capital. The Company will need to raise significant additional funds through public or private equity or debt financing or from other sources for the construction and operation of each plant. The sale of additional equity or convertible debt may result in additional dilution to the Company's shareholders and such securities may have rights, preferences or privileges senior to those of the common stock. To the extent that the Company relies upon debt financing, the Company will incur the obligation to repay the funds borrowed with interest and may become subject to covenants and restrictions that restrict operating flexibility. No assurance can be given that additional equity or debt financing will be available or that, if available, it can be obtained on terms favorable to the Company or its shareholders. If sufficient funding is not secured, then the Company may not able to establish and run a viable business.

Start-Up Company - Limited Operating History. The Company was recently incorporated, has limited assets, has a limited operating history and is at a very early stage of development. All of these factors make it subject to the risks associated with start-up companies. The Company believes that its growth and future success will, to a certain degree, be dependent upon receiving operating permits from local governments over which it will have no control. The Company has had no experience in installing or operating the plants used to process organic waste and may not be successful in running such a business. Future operating results will depend on many factors, including local acceptance of the Company's licensed technology, securing local government approvals for the construction and operation of the Company's intended plants, purchasing decisions by consumers of organic fertilizers and growing media and others, the ability to obtain adequate sources of suitable organic waste for its plants, the level of product and price competition, market acceptance of the Company's Product, evolving industry products, general economic conditions and other factors.

Lack of Profitability. To date the Company has not had any operations. There can be no assurance that the Company will succeed in building up a successful operating company, in generating sales, or in running its operations on a profitable basis. The Company has had no revenues. Because the Company is still in an emerging stage, there can be no assurance that the Company will ever achieve profitability. The revenue and profit potential of the Company's business and the industry is unproven, and the Company's limited operating history makes its future operating results difficult to predict. There can be no assurance that the Company will have positive gross margins.

Dependence on Key Personnel. Any officer or employee of the Company can terminate his or her relationship with the Company at any time. The Company's future success will also depend on its ability to attract, train, retain and motivate highly qualified engineering, marketing, sales and management personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract and retain key personnel.

Lack of Experience and Background. Mr. Brian Hauff, the Company's president, does not have a background in the organic waste industry. There is no key man insurance.

Market Acceptance. The Company's overall economic performance is affected by two different markets: the organic waste treatment market and the fertilizer market. There are no assurances that the Company's Service or Product will be successfully marketed.

Economic Recession/Price Competition. The Company's business may be affected by other factors beyond its control, such as an economic recession and aggressive pricing policies of its competitors. The delivery of a supply of waste to each plant is dependent upon the Company offering competitive tipping fees. If these fees are not competitive the Company may not be able to reach or sustain the capacity of its plants.

Strength of the Company's Intellectual Property. The Company does not have any patents. The Licensors who have licensed their technology to the Company do not have any patents on their technologies. There can be no assurance that the Company will be able to protect its licensed technology from use by competitors. The Company intends to rely primarily on a combination of copyright law, industrial design legislation and employee and third party nondisclosure agreements to protect its intellectual property. There can be no assurance of effective protection of the Company's intellectual property and there can be no assurance that others will not independently develop a similar technology or obtain access to the Company's technology.

Lack of a Formal Agreement with Agriculture and Agri-Food Canada. The Company has entered into an agreement on Science Plan and Parties' Contributions with Agriculture and Agri-Food Canada. This agreement provides a basis for a formal agreement to be drafted between the parties. However, such a formal agreement has not yet been, and may never be, executed.

Competition. The Company faces competitive pressures from a variety of companies in each of the markets it intends to enter, primarily from established companies, most of which have greater financial, marketing and technical resources than the Company. These competitors may be better able to withstand pressure on price or other margin pressures. There is no assurance that companies with competitive technology and greater financial resources will not begin competing with the Company in the future.

Inexperience in Emerging Markets. Purchasers of organic fertilizers may prefer to purchase such products from larger, more established companies than the Company, as other manufacturers may be better able to supply large volumes of products on short notice or better prices. In addition, such potential purchasers may be reluctant to adopt a new Product that has not gained wide acceptance in the industry. Certain competitors of the Company may establish relationships in the marketplace, further limiting the Company's ability to sell its Products.

Environmental Matters. The Company will be subject to stringent standards designed to reduce air emissions through state and local laws and regulations relating to the protection of human health and the environment. The issue of whether the proposed plants will meet standards imposed by various jurisdictions has not been determined.

Risks of Product Defects, Product Returns and Product Liability. The Product, the Service or the operation of the plants that the Company intends to build and operate may contain undetected problems or defects. The occurrence of such problems or defects could result in product returns and other losses to the Company or its customers. Such occurrence(s) could also result in the loss of or delay in market acceptance of the Product and/or Services, which could have a material adverse effect on the Company's business, operating results and financial condition. Further, although the Company hopes to enter into purchase agreements with customers that will contain provisions designed to limit the Company's exposure to potential product or service liability claims, it is possible that such provisions limiting liability will not be effective as a result of federal, state or local laws or ordinances or unfavorable judicial decisions. Although the Company has not experienced any product, service or liability claims, the future sale and support of the Company's products or services, if any, entails the risk of such claims. A successful product or service liability claim brought against the Company or its licensees, if any, could have a material adverse effect on the Company's business, operating results and financial condition.

Tipping Fees. The company has not factored tipping fees into its revenues.

Potential Fluctuation in Quarterly Results. The timing and delivery requirements of fertilizer customers' orders can be expected to vary substantially on a quarterly basis. Such quarterly variations in sales may have a material effect on the Company's financial results, as operating expenses are expected to be relatively fixed in the short term.

Conflict of Interest. Directors of the Company may serve as director of, or have significant shareholdings in, other reporting companies. To the extent that such other companies may participate in ventures in which the Company may participate, the directors of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. Legally, directors of the Company must act honestly, in good faith and in the best interests of the Company in resolving any conflicts, which may arise, and all directors of the Company are aware of these fiduciary responsibilities. In determining whether or not the Company will participate in a particular venture, the directors will primarily consider the degree of risk to which the Company may be exposed, its financial position at that time and, depending on the magnitude of the venture and the absence of any disinterested directors, whether or not to subject any ventures in question to the shareholders of the Company for their approval.

No Public Market. There is not currently a public market for the Company's stock, and there is no assurance that such a market will develop in the future. There is a possibility that even if a market does develop, it may not be maintained. It may also be adversely by future issuances of shares. Therefore, persons who acquire stock in the Company may have a difficult time liquidating their investment.

Time Value of Money. Since there is a time-value in being able to immediately realize a return on one's investment, investors may be better off investing in an established business company where an immediate effect can occur as a result of their investment.

Not a Diversified Company. The Company does not expect to be a diversified company in the near future.

Risks of Leverage, Debt Financing. The Company may utilize debt or other leverage techniques in order to finance its operations or the construction of its proposed plants. This has certain risks among which are the risk of foreclosure or unavailability of other debt if unsuccessful.

No Dividends. To date, the Company has not paid any cash dividends on its capital stock and shareholders should not expect to receive any dividends. At present the Company has no assets from which to pay dividends. If it did, the Company most likely would use such assets for business operations. The Company does not anticipate paying any cash dividends in the foreseeable future.

Control by Current Management and Shareholders. The Company's executive officers, directors, and greater than 5% shareholders (and their affiliates) currently beneficially own approximately 58% of the Company's outstanding Common Stock (including performance shares held in escrow). As a result, such persons, acting together, will have the ability to control all matters submitted to shareholders of the Company for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the Company's assets) and to control the management and affairs of the Company. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company, impede a merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

Penny Stock Rules. At present, the Company would be considered a "penny stock", which generally is a stock trading under $5.00. Because of abuses in such stocks, the United States Securities Exchange Commission (the "SEC") has promulgated certain rules regarding the risk disclosures to be made to investors and other disclosures. This often has the result of reducing trading in such stocks and making it more difficult for investors to sell their shares.

ITEM 3. Bankruptcy or Receivership.

Not applicable.

ITEM 4. Changes in Registrant's Certifying Accountant.

Not applicable.

ITEM 5. Other Events.

Not applicable

ITEM 6. Resignations of Registrant's Directors.

Not applicable.

ITEM 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited financial statements of American Waste Recovery, Inc. for the fiscal period ending December 31, 2000.

(b) Pro forma financial information.

Unaudited consolidated pro-forma financial statements of RCA Trading Co, as at and for the period ended December 31, 2000.

(c) Exhibits

The following exhibits are filed as part of this Current Report on Form 8K:

2.1 Agreement for Share Exchange, dated as of October 16, 2000, between the Company and American Waste Recovery, Inc., a Nevada corporation.

ITEM 8. Change in Fiscal Year.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCA Trading Co.

By: /S/ BRIAN HAUFF

Brian Hauff, President, CEO and Director

By: /S/ PETER J. BARNETT

Peter J. Barnett, Director

By: /S/ DR. HENRI DINEL

Dr. Henri Dinel, Director

By: /S/PETER DRUMMOND

Peter Drummond

Date: May 4, 2001

AMERICAN WASTE RECOVERY, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

December 31, 2000

Contents

Independent Auditors' Report

Balance Sheet

Statement of Operations

Statement of Shareholders' Equity

Statement of Cash Flows

Notes to the Financial Statements

Grant Thornton LLP

Chartered Accountants

Management Consultants

Canadian Member Firm of

Grant Thornton International

INDEPENDENT AUDITORS' REPORT

To the Directors of American Waste Recovery, Inc.

(A Development Stage Company)

We have audited the balance sheet of American Waste Recovery, Inc. (A Development Stage Company) as at December 31, 2000 and the statements of operations, shareholders' equity and cash flows for the period from inception on January 20, 2000 to December 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2000 and the results of its operations and cash flows for the period from inception on January 20, 2000 through December 31, 2000 in accordance with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company is a development stage company with no significant operating revenues to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada

January 19, 2001

Chartered Accountants

P.O. Box 11177, Royal Centre

Suite 2800

1055 West Georgia Street

Vancouver, British Columbia

Tel: (604) 687-2711

Fax: (604) 685-6569

American Waste Recovery, Inc.

(A Development Stage Company)

Balance Sheet

(Expressed in U.S. Dollars)

December 31, 2000

Assets
Current Cash Interest receivable	$ 95,040 403
95,443
Capital assets (Note 3)	2,265
Deposit (Note 4)	6,567
$ 104,275
Current Liabilities
Payables and accruals Due to company with director in common (Note 5)	$ 9,265 7,000
16,265
Shareholders' Equity
Capital stock Authorized: 20,000,000 common shares with a par value of $0.001 per share 5,000,000 preferred shares Issued: 6,622,250 common shares (Note 6) Additional paid-in capital	6,645 821,604
828,249
Deficit	(740,239)
88,010
$ 104,275

Commitments (Note 8)

See accompanying notes to the financial statements.

American Waste Recovery, Inc.

(A Development Stage Company)

Statement of Operations

(Expressed in U.S. Dollars)

For the period from inception (January 20, 2000) to December 31, 2000

Interest earned	$ 1,178
Expenses

Compensation expense for stock options (Note 6) Consulting

Depreciation

Office and general

Professional fees

Rent

Research and development (Note 7)

Shareholder communication

Telephone and internet

Travel and promotion

181,250 296,170 312 15,701 43,582 2,490 150,000 2,513 2,717 46,682
741,417
Net loss	$ (740,239)

See accompanying notes to the financial statements.

American Waste Recovery, Inc.

(A Development Stage Company)

Statement of Shareholders' Equity

(Expressed in U.S. Dollars)

For the period from inception (January 20, 2000) to December 31, 2000

	Common Shares (Number)	Common Shares (Amount)	Additional Paid-in Capital	Shares Subscribed	Deficit	Total
Shares issued for cash at $0.001 per share	5,250,000	$ 5,250	$ -	$ -	$ -	$ 5,250
Shares issued for cash at $0.30 Cdn. Per share	40,000	40	7,960	-	-	8,000
Shares issued for cash at $0.50 Cdn. Per share	1,000,000	1,000	337,287	-	-	338,287
Shares issued for cash at $1.00 Cdn. Per share	182,250	182	122,780	-	-	122,962
Shares issued to acquire research and development (Note 7)	150,000	150	149,850	-	-	150,000
Shares subscribed at $1.50 Cdn. cash per share	-	-	-	22,500	-	22,500
Compensation expense for stock options (Note 6)	-	-	181,250	-	-	181,250
Net loss	-	-	-	-	(740,239)	(740,239)
	6,622,250	$ 6,622	$799,127	$22,500	$(740,239)	$ 88,010

See accompanying notes to the financial statements.

American Waste Recovery, Inc.

(A Development Stage Company)

Statement of Cash Flows

(Expressed in U.S. Dollars)

For the period from inception (January 20, 2000) to December 31, 2000

Cash derived from (applied to)
Operating

Net loss

Depreciation

Research and development expenses paid through

the issuance of common shares (Note 7)

Compensation expense for stock options

Change in non-cash operating working capital

Interest receivable

Payables and accruals

$(740,239) 312 150,000 181,250 (403) 9,265
(399,815)
Financing Advances under credit facility with a company with a director in common Repayments of credit facility with a company with a director in common Shares issued for cash Shares subscribed	125,000 (118,000) 474,499 22,500
503,999
Investing Acquisition of capital assets Deposit	(2,577) (6,567)
(9,144)
Increase in cash	95,040
Cash, beginning of period	-
Cash, end of period	$ 95,040
Non-cash financing transactions not included in cash flows Shares issued to acquire intellectual property	$150,000
Compensation expense for stock options	$181,250

See accompanying notes to the financial statements.

American Waste Recovery, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in U.S. Dollars)

December 31, 2000

1. Organization and description of business

The company was incorporated under the laws of Nevada on January 20, 2000 as American Bio Recovery, Inc. On January 26, 2000, the company's name was changed to American Waste Recovery, Inc.

The company has had limited activity since its inception. No significant revenues have been realized and planned principal acquisitions have not yet commenced. The company is engaged in the acquisition and development of technologies that convert organic residues into agricultural products such as growth substraits, organically-based plant nutrients and soil amendments and also chemicals and commodities for agriculture and industry.

The company does not have an established source of revenue significant to cover its operating costs and to allow it to continue as a going concern. It is the intention of the company to seek additional financing through private placements of its common stock and to proceed with the reverse acquisition of RCA Trading Co. (Note 9).

2. Summary of significant accounting policies

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Capital assets

Capital assets are recorded at cost less accumulated depreciation. Depreciation is recorded on a straight line basis at the following rates:

Office equipment 20%

Computer equipment 30%

Technology

The company capitalizes the acquisition costs of technologies where their technological feasibility has been established.

Statement of cash flows

For the purpose of the statement of cash flows, the company considers cash on hand and balances with banks, net of overdrafts, and highly liquid temporary money market instruments with original maturities of three months or less as cash or cash equivalents.

Accounting for stock options

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which requires entities to calculate the fair value of stock awards granted to employees. This statement provides entities with the option of either electing to expense the fair value of employee stock-based compensation or continue to recognize compensation expense under previously existing accounting pronouncements and provide pro forma disclosures of net earnings (loss) and, if presented, earnings (loss) per share, as if the above-referenced fair value method of accounting was used in determining compensation expense.

The company accounts for stock-based employee or director compensation arrangements in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25").

Stock options issued to non-employees are recorded at the fair value of the services received or the fair value of the options issued, whichever is more reliably measurable. Compensation is charged to expense over the shorter of the service or vesting period. Unearned amounts are shown as deferred compensation in shareholders' equity.

Deferred income taxes

Deferred income taxes are provided for significant carryforwards and temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets or liabilities are determined by applying presently enacted tax rates and laws.

A valuation allowance is required when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Financial instruments

The company has financial instruments that include cash, promissory notes receivable, and payables and accruals.

The fair value of all financial instruments approximates their recorded amounts.

Foreign currency translation

The company considers the U.S. dollar its functional currency.

Monetary assets and liabilities resulting from foreign currency transactions are translated into United States dollars using the year end conversion rates. Revenues, expenses, receipts and payments are translated throughout the year at exchange rates prevailing at the date of the transaction. Exchange gains and losses are included in earnings for the period.

New accounting standards

In June 1998, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard Board Statement No. 133, "Accounting for Derivative Instruments and hedging Activities" ("FAS 133"), that establishes accounting and reporting requirements for derivative instruments and for hedging activities. FAS 133 requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge of the exposures to changes in fair value of recognized assets or liabilities or unrecognized firm commitments, a hedge of the exposure to variable cash flows of a forecasted transaction, or a hedge of the foreign currency exposure of a net investment in a foreign operation, unrecognized firm commitments, an available-for-sale security or a foreign-currency denominated forecasted transaction. The accounting for changes in fair value under FAS 133 depends on the intended use of the derivative and the resulting designation.

In June 1999, the FASB issued GAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," which delayed the effective date of FAS 133 by one year to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued FAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of FASB Statement No. 133." ("FAS 138"), which will be adopted concurrently with FAS 133. FAS 138 amends the accounting and reporting standard of FAS 133 for certain derivative instruments and hedging activities and incorporates decisions made by the FASB related to the Derivatives Implementation Group process.

The company will adopt FAS 133, as amended by FAS 138, effective January 2, 2001. Based on its current level of activity with derivative instruments, the company does not expect the adoption of FAS 133 and FAS 138 to have a significant impact on its results of operations and financial position.

  Capital Assets

	Cost	Accumulated Depreciation	Net Book Value
Office equipment Computer equipment	$ 1,484 1,093	$ 148 164	$ 1,336 929
	$ 2,577	$ 312	$ 2,265

4. Deposit

Pursuant to a letter of intent ("LOI") entered into by the company and Bio-Max Inc. ("Bio-Max") (a Quebec City, Canada based developer of organic waste processing plants), the company and Bio-Max have agreed to create a subsidiary ("Newco") to further the development and commercialization of Bio-Max's "Robo III" technology.

During 2000, the company made the initial deposit of $10,000 Cdn. required under this LOI. This deposit is non-refundable. Also agreed to in this LOI were the following:

  Both parties agree to conclude a final agreement in advance of February 21, 2001. Failure to do so voids all terms of the LOI.
  Bio-Max will contribute the Robo III technology as its capital contribution to Newco. In exchange for this contribution, Bio-Max will receive an 80% interest in Newco.
  The company will contribute $225,000 Cdn. and utilize its soil and organic matter expertise and intellectual property in Newco in exchange for a 20% interest. The parties have agreed to apply the $10,000 Cdn. deposit made in 2000 to this $225,000 contribution.
  Bio-Max will give the company a three year option to purchase a further 30% of Newco for $1,500,000 Cdn.
  The company and Bio-Max will give each other a right of first refusal to match any offer to purchase any shares of Newco owned by each of them.
  Bio-Max shall retain the rights to market the Robo III technology in Francophone countries with the company retaining marketing rights in the balance of the world.

  Due to company with director in common

The company has a $150,000 unsecured, non-interest bearing facility with a company with a director in common. At year end the company had drawn $7,000 on this facility. This loan is due on March 1, 2001.

  Capital stock

Performance shares

On January 27, 2000, 500,000 performance shares were issued into escrow for the company's President and C.E.O. For each $0.25 of cumulative cash flow generated by the company from its operations, one performance share will be released from escrow.

Stock options

The company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees. Had compensation cost for the stock option plan been determined based on the fair value at the grant date consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the company's net loss and net loss per share would have been the pro forma amounts indicated below:

Period from Inception to December 31, 2000
Actual net loss	$(740,239)
Pro forma net loss	$(1,070,839)
Actual net loss per share	$(0.14)
Pro forma net loss per share	$(0.20)

The fair value of each option grant was estimated at the grant date using the Black-Scholes option-pricing model for the period from inception to December 31, 2000, assuming a risk-free interest rate of 4.86%, a volatility factor of 0%, zero dividend yield, and an expected life of six years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options and warrants which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the company's employee stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

A summary of the status of the company's options as of December 31, 2000 and changes during the period from inception (January 20, 2000) to December 31, 2000 is presented below:

	Exercise Price Per Share	Weighted Average Exercise Price	Shares
Granted at FMV	$ .50 - .67	$ .51	1,170,000
Options outstanding at December 31, 2000		.51	1,170,000
Options exercisable at December 31, 2000		.50	832,500
Weighted-average fair value of options granted during the year			$ 0.58

The following table summarizes information concerning options outstanding at December 31, 2000:

	Total Outstanding	Total Outstanding	Total Outstanding	Exercisable	Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$.50 - $.67	1,170,000	5.30	$.51	832,500	$.50

The company granted options to purchase 450,000 shares of the company's common stock to non-employees during the period from inception to December 31, 2000 and recognized expense related to these options of $181,250. The expense amount was determined by the fair value of the options issued calculated using the Black-Scholes model.

Loss per share

The company follows Statement of Financial Accounting Standard No. 128, to calculate earnings per share. Basic loss per share is computed using the weighed effect of all common shares issued and outstanding. The following table sets forth the computation of basic and diluted earnings per share. Options to purchase 995,000 shares of common stock at $0.50 a share were outstanding at December 31, 2000. Such options were not included in the computation of diluted earnings per share because they were antidilutive.

Period from Inception (January 20, 2000) to December 31, 2000
Net loss	$ (740,239)
Denominator For basic and diluted loss per share - weighted average shares outstanding	5,423,185 5,423,185
Basic and diluted loss per common share	$ (0.14)

7. Research and development

During the period, the company acquired certain soil and organic matter expertise and intellectual property from an unrelated organic residue consultant based in Ottawa, Canada. The consideration for this acquisition was 150,000 common shares issued at an estimate of their fair value of $1.00. As the research and development acquired has yet to be proven commercially, its acquisition has been expensed. All further expenditures to develop the underlying process and technology will be expensed until it reaches the point where it can be commercially exploited.

8. Commitments

The company has entered into a preliminary collaborative research and development agreement with a Canadian Federal Government research laboratory to develop a full-scale chemical process for the transformation of bio-solids into commodity chemicals and agricultural products. Upon execution of a formal agreement, the company will contribute approximately $200,000 per year in cash for five years and $1,725,000 in kind to further research and development in this area. No expenditures have been made under this agreement.

Marketing agreement

The company has entered into a marketing agreement with a U.K. registered company whereby the company has committed to provide exclusive rights to introduce the company's technology into certain countries and territories. Under the agreement, the company has agreed to pay $150,000 per completed project. The agreement will remain in place until September 16, 2005 with an automatic extension to September 16, 2010.

9. Related party transactions

During the period, the company paid $44,723 in consulting fees to its President and C.E.O. and $39,011 to other shareholders as consulting fees. The company also paid rent of $2,490 to a company controlled by its president.

10. Subsequent events

(a) Pursuant to a share exchange agreement entered into on October 16, 2000 between the shareholders of the company and shareholders of RCA Trading Co. ("RCA"), RCA has agreed to purchase all of the outstanding shares of the company. The consideration for this acquisition will be the issuance by RCA of 6,622,250 common shares.

(b) As a result of this transaction, the company will become a wholly-owned subsidiary of RCA and the former shareholders of the company will in turn own the majority of the issued and outstanding shares of RCA. The transaction will therefore be a reverse acquisition and will be accounted for by the purchase method with the company being the acquirer.

RCA TRADING CO.

(A Development Stage Company)

UNAUDITED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

December 31, 2000

Contents

Unaudited Pro-forma Consolidated Balance Sheet

Unaudited Pro-forma Consolidated Statement of Operations

Notes to the Unaudited Pro-forma Consolidated Financial Statements

RCA Trading Co.

(A Development Stage Company)

Unaudited Pro-forma Consolidated Balance Sheet

(Expressed in U.S. Dollars)

December 31, 2000

The following unaudited pro-forma consolidated balance sheet and unaudited pro-forma consolidated statement of operations have been derived from the audited balance sheet of RCA Trading Co. ("RCA") as at December 31, 2000 and the audited statement of operations of RCA for the year ended December 31, 2000 and the audited balance sheet of American Waste Recovery, Inc. ("AWR") as at December 31, 2000 and the audited statement of operations of AWR for the period from inception to December 31, 2000. The unaudited pro-forma consolidated balance sheet adjusts the foregoing balance sheets to give effect to the reverse acquisition of RCA by AWR as if it had occurred on December 31, 2000. The unaudited pro-forma consolidated statement of operations adjusts the foregoing unaudited statements of operations to give effect to the reverse acquisition of RCA by AWR as if it had occurred on January 20, 2000 (AWR's date of incorporation). These unaudited pro-forma consolidated financial statements are presented for information purposes only, and do not purport to be indicative of the statement of financial position or the results of operations that actually would have resulted if this acquisition had been consummated on the foregoing dates, or which may result from future operations.

The unaudited pro-forma consolidated financial statements should be read in conjunction with the note thereto and RCA and AWR's financial statements and related notes contained elsewhere in this 8-K filing.

	AWR	RCA	Note	Pro-forma Adjustments	Pro-forma Consolidated
Assets Current Cash Interest receivable Securities available for sale	$ 95,040 403 ______- 95,443	$ - - 600 600		$ - - _______- -	$ 95,040 403 600 96,043
Capital assets	2,265			-	2,265
Deposit	6,567	-		-	6,567
	$ 104,275	$ 600		$ Nil	$ 104,875
Liabilities Current Bank indebtedness Payables and accruals Due to company with director in common Due to stockholder	$ - 9,265 7,000 ______-	$ 30 13,071 - 14,267		$ - - - _______-	$ 30 22,336 7,000 14,267
	16,265	27,368	-	-	43,633
Shareholders' Equity (Deficiency) Common Stock Additional paid-in capital Deficit Unrealized gain on marketable securities	6,645 821,604 828,249 (740,239) ______-	6,284 43,542 49,826 (74,194) (2,400)	1 1 1 1 1	(6,284) (70,310) (76,594) 74,194 2,400	6,645 794,836 801,481 (740,239) ______-
	88,010	(26,768)		-	61,242
	$ 104,275	$ 600		$ Nil	$ 104,875

See accompanying note to the unaudited pro-forma consolidated financial statements.

RCA Trading Co.

(A Development Stage Company)

Unaudited Pro-forma Consolidated Statement of Operations

(Expressed in U.S. Dollars)

Year Ended December 31, 2000

	AWR	RCA	Pro-forma Adjustments	Pro-forma Consolidated
Interest earned	$ 1,178	$ ____-	$ ____-	$ 1,178
Compensation expense for stock options	181,250	-	-	181,250
Consulting	296,170	-	-	296,170
Depreciation	312	-	-	312
Office and general	15,701	16,018	-	31,719
Professional fees	43,582	-	-	43,582
Rent	2,490	-	-	2,490
Research and development	150,000	-	-	150,000
Shareholder communication	2,513	-	-	2,513
Telephone and internet	2,717	-	-	2,717
Travel and promotion	46,682	____-	____-	46,682
	741,417	16,018	____-	757,435
Net loss	$ 740,239	$ 16,018	$ Nil	$ 756,257

See accompanying note to the unaudited pro-forma consolidated financial statements.

RCA Trading Co.

(A Development Stage Company)

Note to the Unaudited Pro-forma Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2000

1. The pro-forma adjustment gives effect to a reduction in RCA common stock by 4,600,000 shares and the issuance of an additional 6,622,250 of RCA's common stock for all of AWR's issued and outstanding common stock. As the transaction is a reverse merger, RCA's shareholder's deficiency has been eliminated.

Exhibit 2.1 Agreement for Share Exchange

AGREEMENT FOR SHARE EXCHANGE ("AGREEMENT") dated as of October 16, 2000, by and among American Waste Recovery, Inc., a Nevada corporation ("AWR") and RCA Trading Co, a Florida corporation ("RCA").

RECITALS:

WHEREAS, the Boards of Directors of AWR and RCA have approved the acquisition by RCA of 100% of the issued and outstanding shares of AWR solely in exchange for voting stock of RCA pursuant to the terms and conditions hereinafter set forth (the "Exchange"); and

WHEREAS, the shareholders of AWR have approved the proposed share exchange transaction by the vote of holders of a sufficient number shares; and

WHEREAS, the parties desire to make certain representation, warranties and agreements in connection with the Exchange and also to prescribe various conditions to the Exchange.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE EXCHANGE

1.1 The Exchange. At the Closing (as hereinafter defined), RCA shall acquire an aggregate of 6,622,250 shares of common stock of AWR, representing 100% of the issued and outstanding stock of AWR, in a share for share exchange (the "Exchange") to be completed on the basis on one share of common stock of RCA (the "Exchange Shares") for each share of AWR common stock acquired by RCA. The Exchange shall take place upon the terms and conditions provided for in this Agreement and applicable state law. For Federal income tax purposes, it is intended that the Exchange shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue, as amended (the "Code").

1.2 Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") at such time and place as the parties hereto may agree, on (i) the third business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"). Such date shall be the effective date of the Exchange (the "Effective Time").

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations, Warranties and Covenants of RCA. RCA represents and warrants to AWR as follows:

(a) Organization, Standing and Power. RCA was incorporated under the laws of the State of Florida on May 6, 1996, and is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. The authorized capital stock of RCA consists of 10,000,000 shares of common stock with a par value of $0.001 per share. As of the date of this Agreement, 6,283,250 shares of RCA common stock are issued and outstanding. As of the Closing Date, no more than 1,683,250 shares of RCA common stock shall be issued and outstanding. All outstanding shares of RCA common stock are, and the Exchange Shares to be issued pursuant to this Agreement will be when issued pursuant to the terms of the resolution of the Board of Directors of RCA approving such issuance, validly issued, fully paid and non-assessable, and not subject to preemptive rights. All of the issued and outstanding shares of RCA Common Stock were issued in compliance with all Federal and state securities laws. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from RCA at any time, or upon the happening of any stated event, any shares of the capital stock of RCA, whether or not presently issued or outstanding.

(c) Certificate of Incorporation, By-Laws, and Minute Books. The copies of the Articles of Incorporation and of the By-Laws of RCA which will be delivered to AWR are true, correct and complete copies thereof. The minute books of RCA which will be made available for inspection contain accurate minutes of all meetings, and accurate consents in lieu of meetings, of the Board of Directors (and any committees thereof) and of the shareholders of RCA, since the date of incorporation, and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. RCA has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Director of RCA. No other corporate or shareholder proceedings on the part of RCA are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e) Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, is hereafter referred to as a "violation") pursuant to any provision of the Articles of Incorporation or By-laws or any organizational document of RCA or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to RCA which violation would have a material adverse effect on RCA taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to RCA in connection with the execution and delivery of this Agreement by RCA or the consummation by RCA of the transactions contemplated hereby.

(f) Books and Records. RCA has made and will make available for inspection by AWR upon reasonable request all of its books and records. Such books and records have been maintained by RCA in the ordinary course of its business. All documents furnished or caused to be furnished to AWR by RCA are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. RCA is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h) Financial Statements. Attached hereto as Exhibit A are RCA's audited financial statements for the years ended December 31, 1999 and 1998 and for the period from inception (May 6, 1996) through December 31, 1999, and reviewed financial statements for the 6 months ended June 30, 2000 and 1999, and for the period from inception (May 6, 1996) through June 30, 2000. Such financial statements are true and correct, and provide a fair and accurate presentation of the financial condition and assets and liabilities of RCA as of the date thereof, and since the date thereof, there has been no material adverse change in the financial condition and assets and liabilities of RCA.

(i) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of RCA, threatened against or affecting RCA which is reasonably likely to have a material adverse effect on RCA, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against RCA having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(j) Tax Returns. RCA has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any Federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls); there are not now any pending questions relating to, or claims for taxes or assessments asserted against RCA.

(k) Liabilities and Obligations. RCA has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the RCA financial statements attached hereto as Exhibit A that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement

(l) SEC Compliance. RCA's common stock is duly registered pursuant to section 12 of the Securities Exchange Act of (the "Exchange Act") and RCA has filed all reports required to be filed pursuant to Section 13 of the Exchange Act in a timely and accurate manner.

(m) State Law Compliance. This Agreement and the Exchange comply with Florida Law in all respects, and under Florida law no consent of the shareholders of RCA is required to consummate the transaction set forth in this Agreement.

2.2 Representations and Warranties of AWR. AWR represents and warrants to RCA as follows:

(a) Organization, Standing and Power. AWR is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. The authorized capital stock of AWR consists of 20,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. As of the date hereof, a total of 6,622,250 shares of common stock and no shares of preferred stock are issued and outstanding. All outstanding shares of AWR Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights or other restrictions on transfer. All of the issued and outstanding shares of AWR were issued in compliance with all applicable securities laws. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from AWR at any time, or upon the happening of any stated event, any shares of the capital stock of AWR.

(c) Certificate of Incorporation, By-Laws and Minute Books. The copies of the Certificate of Incorporation and of the By-Laws of AWR which will be delivered to RCA are true, correct and complete copies thereof. The minute books of AWR which will be made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of AWR since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. AWR has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of AWR and by its shareholders, and no other corporate or shareholder proceedings on the part of AWR are necessary to authorize the Exchange and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by AWR and constitutes a valid and binding obligation of AWR enforceable in accordance with its terms.

(e) Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or By-laws of AWR or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AWR or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to AWR in connection with the execution and delivery of this Agreement by AWR, or the consummation by AWR of the transactions contemplated hereby.

(f) Books and Records. AWR has made and will make available for inspection by RCA upon reasonable request all the books of account relating to the business of AWR. Such books of account of AWR have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to RCA by AWR are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. AWR is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h) Financial Statements. Unaudited financial statements of AWR for the period from inception (January 20, 2000) to September 30, 2000 are attached hereto as Exhibit B. Such financial statements are substantially complete and correct in all material respects and fairly present in all material respects the financial condition and results of operations of AWR and the changes in its financial position at such dates and for such periods and show all material liabilities, absolute or contingent of AWR. AWR hereby represents and warrants that its financial statements for the period from inception (January 20, 2000) through September 30, 2000 shall be audited as soon as reasonably possible, but in no event later than 60 days following the Closing Date.

(i) Litigation. There is no suit, action or proceeding pending, or to the knowledge of AWR threatened against or affecting AWR which is reasonably likely to have a material adverse effect on AWR, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against AWR having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(j) Tax Returns. AWR has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and AWR has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. AWR knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefor

(k) Liabilities and Obligations. AWR has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the AWR financial statements attached hereto as Exhibit B that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1 Covenants of AWR and RCA. During the period from the date of this Agreement and continuing until the Effective Date, AWR and RCA each agree as to themselves and their related entities that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

(a) Ordinary Course. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

(b) Dividends; Changes in Stock. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) take any other action which would have the effect of increasing or decreasing the number of shares of currently issued and outstanding common stock, other than cancellation by RCA prior to the Closing Date of a total of 4,600,000 shares of its presently issued and outstanding common stock which shares are to be surrendered for cancellation by certain of its shareholders (which surrender and cancellation is required in order to reduce the total number of issued and outstanding shares of common stock of RCA, as of the Closing Date, from 6,283,250 to 1,683,250, as described in paragraph 2.1(b) hereof).

(c) Issuance of Securities. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

(d) Governing Documents. No party shall amend or propose to amend its Certificate of Incorporation or By-laws.

(e) No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

(f) Indebtedness. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than, in each case, in the ordinary course of business consistent with prior practice.

3.2 Other Actions. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Name Change. It is contemplated by the parties that the corporate name of RCA shall be changed contingent upon and subsequent to the Closing.

4.2 Restricted RCA Shares. (a) The Exchange Shares will not be registered under the Securities Act of 1933 (the "Securities Act"), but will be issued in reliance upon exemptions from registration pursuant to Section 4(2) of, and/or Regulation D under, the Securities Act. Accordingly, the Exchange Shares will constitute "restricted securities" for purposes of the Securities Act and applicable state securities laws, and shareholders of AWR who acquire such shares will not be able to transfer them except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to an exemption from registration. The certificates evidencing the Exchange Shares shall, upon issuance, contain an appropriate Rule 144 restrictive legend and such additional legends as may be required under the Securities Act and applicable state securities laws.

4.3 Access to Information. Upon reasonable notice, RCA and AWR shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and, during the period between the date of execution of this Agreement and the date of Closing, each of RCA and AWR shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

4.4 Legal Conditions to Exchange. Each of RCA and AWR shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Exchange and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their related entities or subsidiaries in connection with the Exchange. Each party will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption from, any Governmental Entity or other public or private third party, required to be obtained or made by RCA or AWR or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

4.5 RCA Board of Directors and Officers. In conjunction with Closing, the current officers and directors of RCA shall resign. Prior to resignation, the last director of RCA remaining in office shall appoint such persons to serve as directors of RCA as shall be designated by AWR.

4.6 Post-closing SEC Filing. Promptly upon consummation of the Exchange (but in any event not later than 15 days after the Closing Date), RCA shall file a report on Form 8-K with the SEC as required for purposes of making public disclosure of the completion of the Exchange on the terms and conditions specified herein. Such report shall include a copy of this Agreement as an Exhibit and, if available, shall include both audited financial statements of AWR and pro-forma consolidated financial statements of RCA and AWR. In the event such financial statements are not available as of the date of filing of the report on Form 8-K, RCA shall, as soon as reasonably possible thereafter (but in any event not later than 75 days after the Closing Date) file an amended report on Form 8-K which shall contain both audited financial statements of AWR and pro-forma consolidated financial statements of RCA and AWR (and/or such other filings and financial statements as legal counsel shall direct). RCA shall promptly respond to any SEC comments, if any, respecting the report on Form 8-K (or other filing).

ARTICLE V

CONDITIONS PRECEDENT

5.1 Conditions to Each Party's Obligation To Effect the Exchange. The respective obligation of each party to effect the Exchange shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a) Necessary Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on RCA or AWR shall have been filed, occurred or been obtained.

(b) Due Diligence. Each of RCA and AWR shall have completed its due diligence with respect to the transaction and, in its independent discretion, agreed to proceed with the transaction based upon the due diligence inquiry. Each of the parties shall cooperate with the other party in providing all reasonable and necessary due diligence materials requested in a prompt and reasonable manner.

5.2 Conditions of Obligations of RCA. The obligations of RCA to effect the Exchange are subject to the satisfaction of the following conditions on or before the Closing Date unless waived by RCA:

(a) Representations and Warranties. The representations and warranties of AWR set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and RCA shall have received a certificate from AWR to such effect, signed by its President or other appropriate officer.

(b) Performance of Obligations of AWR. AWR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and RCA shall have received a certificate from AWR to such effect, signed by its President or other appropriate officer.

(c) Closing Documents. RCA shall have received such certificates and other closing documents as counsel for RCA shall reasonably request.

(d) Consents. AWR shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of RCA, individually or in the aggregate, have a material adverse effect on AWR and its subsidiaries and related entities, taken as a whole, upon the consummation of the transactions contemplated hereby.

(e) AWR Review. RCA shall have completed a review of the business, operations, finances, assets and liabilities of AWR, to its reasonable satisfaction, and shall have determined that none of the representations or warranties of AWR contained herein are, either as of the date hereof or as of the Closing Date, inaccurate in any material respect, and that AWR is not otherwise in violation of any of the provisions of this Agreement.

(f) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of RCA, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against AWR, the consequences of which, in the judgment of RCA, could be materially adverse to AWR.

5.3 Conditions of Obligations of AWR. The obligation of AWR to effect the Exchange is subject to the satisfaction of the following conditions unless waived by AWR:

(a) Representations and Warranties. The representations and warranties of RCA set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and AWR shall have received a certificate signed from RCA to such effect, signed by its President or other appropriate officer.

(b) Performance of Obligations of RCA. RCA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and AWR shall have received a certificate from RCA to such effect, signed by its President or other appropriate officer.

(c) Approval of Shareholders of AWR. AWR shall, in accordance with applicable Nevada law, have obtained the approval of its shareholders to completion of the Exchange.

(d) Closing Documents. AWR shall have received such certificates and other closing documents as counsel for AWR shall reasonably request.

(e) Consents. RCA shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(f) RCA Review. AWR shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of RCA and shall not have determined that any of the representations or warranties of RCA contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that RCA is otherwise in violation of any of the provisions of this Agreement.

(g) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of AWR, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against RCA the consequences of which, in the judgment of AWR, could be materially adverse to RCA.

ARTICLE VI

TERMINATION AND AMENDMENT

6.1 Termination. This Agreement may be terminated at any time prior to the Effective Date:

(a) by mutual consent of RCA and AWR;

(b) by either RCA or AWR if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within 5 business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable;

(c) by either RCA or AWR if the Exchange shall not have been consummated before November 30, 2000; or

(d) as provided elsewhere in this Agreement.

6.2 Effect of Termination. In the event of termination of this Agreement by either AWR or RCA as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, provided no amendment shall be made which by law requires approval by the shareholders of any party without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

6.4 Extension; Waiver. At any time prior to the Effective Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII

GENERAL PROVISIONS

7.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Date for a period of three years from the date of this Agreement.

7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address as shall be specified by like notice):

(a) if to RCA to:

Dominick Pope, President

RCA Trading Co

515 Madison Avenue, 21st Floor

New York, NY 10022

(b) if to AWR, to:

Brian Hauff, President

American Waste Recovery, Inc.

1092 W. 47th Avenue

Vancouver, B.C., Canada V6M 2L4

7.3 Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Florida state court or any federal court in the State of Florida in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as a result of such holding or order.

7.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

7.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

7.10 Exhibits. If either party has not furnished any exhibit at the time the parties execute this Agreement, such party shall furnish such exhibit within 10 days from the date of such execution, in which event, if the other party reasonably objects to the content of such exhibit, it may terminate its obligations hereunder.

IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date set forth above.

RCA TRADING CO.,

a Florida corporation

By: /S/ DOMINICK POPE

Dominick Pope, President

AMERICAN WASTE RECOVERY, INC.,

a Nevada corporation

By: /S/ BRIAN HAUFF

Brian Hauff, President